Exhibit 10.6

Execution Version

SECOND AMENDED AND RESTATED

STOCKHOLDER’S AGREEMENT

by and among

SABINE INVESTOR HOLDINGS LLC,

FOREST OIL CORPORATION

AND

FR XI ONSHORE AIV, LLC

DATED AS OF DECEMBER 16, 2014

i

This SECOND AMENDED AND RESTATED STOCKHOLDER’S AGREEMENT (this “Agreement”) is dated as of May 5, 2014 and was first amended and restated as of July 9, 2014, and again amended and restated as of December 16, 2014, by and among Sabine Investor Holdings LLC, a Delaware limited liability company (“SIH”), Forest Oil Corporation, a New York corporation (the “Company”), and FR XI Onshore AIV, LLC, a Delaware limited liability company (“AIV Holdings”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in that certain Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2014, as amended by Amendment No. 1, dated as of December 16, 2014 (the “Merger Agreement”), by and among the Stockholders, Sabine Oil & Gas Holdings LLC (“Sabine Holdings”), Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC, and the Company.

R E C I T A L S

WHEREAS, pursuant to the Merger Agreement, SIH will contribute to the Company its limited liability company interests in Sabine Holdings and AIV Holdings will contribute to the Company the Contributed Stock Interests, as a result of which Sabine Holdings shall become a wholly owned Subsidiary of the Company;

WHEREAS, the Company and the Stockholders desire to establish in this Agreement certain rights and obligations in respect of the shares of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) and shares of Series A senior non-voting equity-equivalent preferred stock, par value $0.01 per share, of the Company (the “Non-Voting Preferred Stock” and, together with the Company Common Stock, the “Company Stock”); and

WHEREAS, the Company and the Stockholders desire to establish in this agreement certain obligations of the Company to take actions necessary to (i) create, as a wholly-owned subsidiary of the Company, a Delaware corporation (“Delaware Holdco”) and create, as a wholly-owned subsidiary of Delaware Holdco, a New York corporation (“New York Merger Sub”), (ii) adopt and approve, on behalf of the Company, Delaware Holdco and New York Merger Sub, an Agreement and Plan of Merger in the form attached as Exhibit A hereto, with such changes therein as reasonably requested by the Stockholders (the “Reincorporation Merger Agreement”), providing for the merger of New York Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Delaware Holdco and the shareholders of the Company receiving stock in Delaware Holdco in exchange for their Company Stock, all on the terms and conditions more specifically set forth therein (the “Reincorporation Merger”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” shall mean with respect to any Person, a Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person; provided, that, for purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of either of the Stockholders or any of their respective Affiliates.

“Affiliated Directors” shall mean Directors who are also officers, employees, directors or Affiliates of either of the Stockholders or any of their respective Affiliates.

“Agreement” shall have the meaning set forth in the Preamble.

“AIV Holdings” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation).

“Board” shall mean, as of any date, the Board of Directors of the Company (and following the Reincorporation Merger, the Board of Directors of Delaware Holdco) in office on that date.

“Chosen Courts” shall have the meaning set forth in Section 7.6(a).

“Company” shall have the meaning set forth in the Preamble.

“Company Common Stock” shall have the meaning set forth in the Recitals.

“Company Stock” shall have the meaning set forth in the Recitals.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or voting interests, by contract or otherwise.

“Delaware Holdco” shall have the meaning set forth in the Recitals.

“DGCL” shall mean the Delaware General Corporation Law, as amended.

“Director” shall mean any member of the Board.

“Encumbrance” shall mean any lien, pledge, charge, claim, encumbrance, hypothecation, security interest, option, lease, license, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal, tag-along or drag-along rights or restriction on voting, transferring, lending, disposing or assigning, in each case other than pursuant to this Agreement.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Agreement” shall have the meaning set forth in the Preamble.

“New York Merger Sub” shall have the meaning set forth in the Recitals.

“Non-Stockholder Directors” shall mean all Directors who are not Stockholder Designees.

“Non-Voting Preferred Stock” shall have the meaning set forth in the Recitals.

“NYBCL” shall mean the New York Business Corporation Law, as amended.

“Proxy Statement” shall have the meaning set forth in Section 5.3(a).

“Registration Statement” shall have the meaning set forth in Section 5.3(a).

“Reincorporation Approval” shall have the meaning set forth in Section 5.3(a).

“Reincorporation Merger” shall have the meaning set forth in the Recitals.

“Reincorporation Merger Agreement” shall have the meaning set forth in the Recitals.

“Reincorporation Substitute” shall have the meaning set forth in Section 5.5.

“Reincorporation Substitute Approval” shall have the meaning set forth in Section 5.5.

“Sabine Holdings” shall have the meaning set forth in the Preamble.

“SIH” shall have the meaning set forth in the Preamble.

“Stockholders” shall mean, collectively, SIH and AIV Holdings, provided that either of the foregoing shall cease to be a Stockholder at such time that it no longer directly owns any shares of Company Stock.

“Stockholder Designees” shall have the meaning set forth in Section 3.2(a).

“Transfer” shall mean any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), Encumbrance or other disposition to any Person, including those by way of distribution, dividend, spin-off, hedging or derivative transactions or otherwise.

“Transferee” shall have the meaning set forth in Article IV.

“Votes” shall mean the number of votes entitled to be cast generally in the election of Directors.

“Voting Percentage” of a Person shall mean, as of any date of determination, the ratio, expressed as a percentage, of (i) the Votes entitled to be cast by the holders of the Voting Securities Beneficially Owned by such Person as of such date to (ii) the aggregate Votes entitled to be cast by all holders of the then-outstanding Voting Securities as of such date.

“Voting Securities” shall mean, together, (i) the Company Common Stock and (ii) any class of capital stock or other securities of the Company (other than the Company Common Stock) which ordinarily has voting power for the election of directors of the Company whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholders that:

(a) The Company is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or organization.

(b) The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement.

(c) This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Stockholders of this Agreement, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(d) The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder does not and will not: (i) result in any breach of any provision of the organizational documents of any Forest Entity; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time, or both) under any of the terms, conditions or provisions of any Contract to which any Forest Entity is a party or by which any property or asset of any Forest Entity is bound or affected; (iii) violate any Law to which any Forest Entity is subject or by which any Forest Entity’s properties or assets is bound; or (iv) constitute (with or without the giving of notice or the passage of time, or both) an event which would result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of any Forest Entity, except, in the case of clauses (ii), (iii) and (iv), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Encumbrances that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of the Company to perform its obligations under this Agreement.

Section 2.2 Representations and Warranties of the Stockholders. Each of the Stockholders represents and warrants, severally and not jointly, to the Company that:

(a) Such Stockholder is an entity duly organized, validly existing and in good standing under the laws of its state of formation or organization.

(b) Such Stockholder has the requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Stockholder of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by such Stockholder and no other limited liability company proceedings on the part of such Stockholder are necessary to authorize this Agreement.

(c) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the other Stockholder and the Company, constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(d) The execution and delivery of this Agreement by such Stockholder and the performance of its obligations hereunder does not and will not: (i) result in any breach of any provision of the organizational documents of such Stockholder; (ii) constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without the giving of notice, or the passage of time, or both) under any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which any property or asset of such Stockholder is bound or affected; (iii) violate any Law to which such Stockholder is subject or by which any of its properties or assets is bound; or (iv) constitute (with or without the giving of notice or the passage of time, or both) an event which would result in the creation of any Encumbrance (other than Permitted Encumbrances) on any asset of such Stockholder, except, in the case of clauses (ii), (iii) and (iv), for such defaults or rights of termination, cancellation, amendment, acceleration, violations or Encumbrances that would not, individually or in the aggregate, reasonably be likely to impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement.

ARTICLE III

CORPORATE GOVERNANCE

Section 3.1 Board. The Board as of immediately after the Effective Time shall be designated in accordance with Section 1.4(a) of the Merger Agreement.

Section 3.2 Board Representation by Stockholders. At all times when the Stockholders’ combined Voting Percentage is fifteen percent (15%) or more:

(a) The Stockholders shall have the right to designate a number of individuals to be nominees for election to the Board (“Stockholder Designees”) equal to the lesser of (i) the Stockholders’ combined Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number (and in any event not less than one) and (ii) one less than the number of Directors that would represent a majority of the Board if there were no vacancies, and the Company and the Stockholders shall use their reasonable best efforts to cause such Stockholder Designees to be elected to the Board; provided, however, that the Stockholders may elect to designate fewer than the full number of Stockholder Designees they have a right to designate under this Section 3.2(a), in which case the individuals so designated shall be the Stockholder Designees under this Agreement; and provided further, that the number of Directors who are Affiliated Directors shall not in any event exceed a number equal to the Stockholders’ combined Voting Percentage multiplied by the total number of Directors that the Company would have if there were no vacancies, rounded to the nearest whole number greater than zero. If at any time the Stockholders’ combined Voting Percentage is less than fifteen percent (15%), the contractual rights of the Stockholders to designate one or more Stockholder Designees pursuant to this Article III shall forever terminate.

(b) No Person may qualify as a Stockholder Designee if such Person would be prohibited or disqualified from serving as a Director pursuant to any rule or regulation of the SEC, the NYSE or any other or additional exchange on which securities of the Company are listed or by applicable Law. The Stockholders shall, and shall cause the Stockholder Designees to, timely provide the Company with accurate and complete information relating to the Stockholders and the Stockholder Designees that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to the Stockholder Designees in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act, and the nationality of such Stockholder Designee. In addition, at the Company’s request, the Stockholders shall cause the Stockholder Designees to complete and execute the Company’s director and officer questionnaire prior to being elected to the Board or standing for reelection at an annual meeting of stockholders or at such other time as may be reasonably requested by the Company.

(c) With respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall provide the Stockholders with notice of such meeting not less than one hundred and twenty (120) days prior to the date thereof requesting designation of the Stockholder Designees, and the Stockholders shall provide the Company with written notice of the names (together with all other information requested by the Company pursuant to Section 3.2(b)) of the Stockholder Designees to be nominated for election at such meeting not more than thirty (30) days following the delivery of such notice. If the Stockholders shall fail to timely provide the Company with the names of that number of Stockholder Designees equal to the number of Stockholder Designees the Stockholders are entitled to designate pursuant to this Article III, then the Nominating and Corporate Governance Committee of the Board may select alternative nominees for such positions. If any Stockholder Designee is not qualified, available or eligible to stand for election, then the Stockholders may name an acceptable and available replacement Stockholder Designee and any such Stockholder Designee will be included as a nominee for election at such meeting if written notice of the name of such Stockholder Designee is provided to the Company within a reasonable period of time prior to the mailing of the proxy statement for such meeting. The Company shall cause the Stockholder Designees to be included in the slate of Directors approved and recommended by the Board for election at such meeting and shall use its reasonable best efforts to cause the election of each such Stockholder Designee, including soliciting proxies in favor of the election of such Stockholder Designees at such meeting.

(d) Upon the resignation, retirement, death or other removal (with or without cause) from office of any Stockholder Designee serving as a Director at a time when the Stockholders have the right under this Section 3.2 to designate a replacement Stockholder Designee, (i) the Stockholders shall be entitled promptly to designate a replacement Stockholder Designee and (ii) the Company shall cause the prompt appointment or election of such replacement Stockholder Designee as a Director.

Section 3.3 Remainder of Board. During the period specified in Section 3.2, for all persons other than the Stockholder Designees to be elected as Directors to the Board, the Stockholders will vote their shares of Company Common Stock in accordance with the recommendation of the Nominating and Corporate Governance Committee of the Board.

ARTICLE IV

TRANSFERS OF COMPANY STOCK

[Intentionally omitted.]

ARTICLE V

OBLIGATIONS TO SEEK SHAREHOLDER APPROVAL

Section 5.1 Formation of Delaware Holdco and New York Merger Sub. Promptly following the Closing, the Company shall take any and all action necessary to (i) form Delaware Holdco as a Delaware corporation and wholly owned subsidiary of the Company, in accordance with the provisions of the DGCL and (ii) form New York Merger Sub as a New York corporation and wholly owned subsidiary of Delaware Holdco, in accordance with the provisions of the NYBCL. The Organizational Documents of such entities shall be in a form acceptable to the Stockholders.

Section 5.2 Approval of Reincorporation Merger Agreement. Promptly following the Closing, the Company shall take any and all action necessary to approve and to cause Delaware Holdco and New York Merger Sub to approve, adopt, execute and deliver the Reincorporation Merger Agreement, in accordance with the applicable provisions of the NYBCL.

Section 5.3 Preparation of Proxy Statement; Shareholders Meeting; Recommendation.

(a) Promptly following the Closing, the Company shall and shall cause Delaware Holdco to prepare and file with the SEC a registration on Form S-4 (together with any amendments thereof or supplements thereto, the “Registration Statement”) that will contain a proxy statement of the Company that is also a prospectus of Delaware Holdco (together with any amendments thereof or supplements thereto, the “Proxy Statement”) in order to seek the approval of the Reincorporation Merger by holders of Voting Securities required by the Company’s Organizational Documents or applicable Law (the “Reincorporation Approval”). The Registration Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and other applicable Law. Each of Delaware Holdco and the Company will use its reasonable best efforts to have the Registration Statement cleared by the SEC as promptly as is practicable after filing, and each of Delaware Holdco and the Company shall use its respective reasonable best efforts to cause the Proxy Statement to be mailed to the holders of Forest Common Stock as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. No amendment or supplement to the Registration Statement or Proxy Statement shall be filed without the approval of the Stockholders (such approval not to be unreasonably withheld, conditioned or delayed) if such amendment or supplement relates to information in such document relating to any Stockholder or its business, financial condition or results of operations.

(b) The Company shall take, in accordance with the rules and regulations of the NYSE, the NYBCL and the Organizational Documents of the Company, all actions reasonably necessary to call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable after the Registration Statement is declared effective for the purpose of securing the Reincorporation Approval. If not approved by the requisite sixty-six and two-thirds (66  2⁄3) vote, the Reincorporation Merger would be re-submitted for shareholder approval six months after such failed approval and at every annual meeting thereafter until approved or until the Organizational Documents of the Company are amended pursuant to Section 5.5 or shareholders representing the Deemed Reincorporation Approval Percentage (defined below) of the outstanding shares of Common Stock vote to approve the Reincorporation Merger. The Proxy Statement for each such meeting of Forest stockholders shall (i) state that the Forest Board has (A) approved the Reincorporation Merger Agreement and the transactions contemplated thereby; (B) determined that the Reincorporation Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company and its stockholders; and (C) include the recommendation of the Forest Board that the holders of Forest Common Stock approve the Reincorporation Merger Agreement and the Reincorporation Merger.

The “Deemed Reincorporation Approval Percentage” means (a) 66  2⁄3% minus (b)(x) 49.9% minus (y) the actual percentage of outstanding shares of Common Stock that are beneficially owned by the Stockholders and their Affiliates that are voted to approve the Reincorporation Merger.

Section 5.4 Consummation of Reincorporation Merger. Promptly following the receipt of the Reincorporation Approval and the satisfaction of the other conditions set forth in the Reincorporation Merger Agreement, the Company shall and shall cause each of Delaware HoldCo and New York Merger Sub to consummate the transactions contemplated by the Reincorporation Merger Agreement on the terms set forth therein.

Section 5.5 Further Assurances and Cooperation. It is the intention of the Stockholders and the Company that the Company be obligated to cooperate with the Stockholders to cause the Reincorporation Merger to be completed or, if the Stockholders and the Company agree that the completion thereof is no longer practicable or desirable, to cause the terms and provisions of the Organizational Documents of Delaware Holdco contemplated by the Reincorporation Merger Agreement to be incorporated into the Organizational Documents of the Company through the amendment of such Organizational Documents, to the fullest extent permitted by law (the “Reincorporation Substitute”). Accordingly, in the event that the Reincorporation Merger is not approved and consummated as contemplated by this Article V, the Company shall, upon the written request of the Stockholders, cooperate with respect to the calling and holding of any additional meetings of stockholders, and the preparation, filing and mailing of any additional proxy materials, to seek the approval of the holders of Company Stock necessary to effect any of the transactions contemplated by this Section 5.5 (the “Reincorporation Substitute Approval”); provided, however, in no event shall the obligations of the Company set forth in this Section 5.5 require the Company to cooperate with respect to the calling and holding of more than three special meetings of holders of Company Stock.

ARTICLE VI

STOCKHOLDER SUPPORT

Section 6.1 Reincorporation Approval.

(a) The Stockholders shall use their reasonable best efforts to cause the Company to take all actions reasonably necessary to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable for the purpose of securing the Reincorporation Approval; and

(b) The Stockholders shall vote, and shall cause each of their Affiliates to vote, all of their Voting Securities in favor of the Reincorporation Approval or any proposal or action in furtherance of the amendment of the Organizational Documents of the Company in accordance with Section 5.5

Section 6.2 Exchange Listing

(a) If securities of the Company are delisted from the NYSE or any other exchange on which securities of the Company are listed, the Company shall use its reasonable best efforts to list the securities of the Company on the NYSE, if possible, or NASDAQ otherwise, in each case on the market, listing platform, or market tier within the NYSE or NASDAQ with the highest listing standards for which the Company is then qualified; provided, however, that the foregoing requirement to use reasonable best efforts shall not require the Company to issue securities; and

(b) The Stockholders shall vote, and shall cause each of their Affiliates to vote, all of their Voting Securities in favor of any actions submitted by the Company to a vote of the Stockholders that the Board determines is reasonably necessary to re-list the securities of the Company on the NYSE, if possible, or NASDAQ otherwise, in each case on the market, listing platform, or market tier within the NYSE or NASDAQ with the highest listing standards for which the Company is then qualified.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other party shall, in addition to any other rights or remedies which it may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by Law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 7.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. Neither party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other party. Any purported direct or indirect assignment in violation of this Section 7.2 shall be null and void ab initio.

Section 7.3 Amendments; Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by (a) the Company where enforcement of the amendment, modification, discharge, waiver or extension is sought against the Company or (b) any Stockholder where enforcement of the amendment, modification, discharge, waiver or extension is sought against such Stockholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or any Stockholder of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.4 Termination.

(a) Except as otherwise provided in this Agreement, this Agreement shall terminate if the Effective Time has not occurred and the Merger Agreement is terminated in accordance with its terms.

(b) This Agreement shall automatically terminate at any time following the Effective Time at which the Stockholders’ combined Voting Percentage falls below fifteen percent (15%).

Section 7.5 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile (providing confirmation of such facsimile transmission):

if to SIH, to:

Sabine Investor Holdings LLC
1415 Louisiana Street
Suite 1600
Houston, Texas 77002
Telephone:	(832) 242-9600
Facsimile:	(713) 581-7041
Attention:	General Counsel

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77007
Telephone:	(713) 758-3613
Facsimile:	(713) 615-5725
Attention:	Jeffery B. Floyd and Douglas E. McWilliams

if to AIV Holdings, to:

FR XI Onshore AIV, LLC
One Lafayette Place
3rd Floor
Greenwich, CT 06830
Facsimile:	(203) 661-6729
Attention:	General Counsel

with a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP
1801 California St., Suite 4200
Denver, CO 80202
Facsimile:	(303) 313-2839
Attention:	Beau Stark
Email:	bstark@gibsondunn.com

if to the Company after the Effective Time:

Sabine Oil & Gas Corporation
1415 Louisiana Street
Suite 1600
Houston, Texas 77002
Telephone:	(832) 242-9600
Facsimile:	(713) 581-7041
Attention:	General Counsel

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77007
Telephone:	(713) 758-3613
Facsimile:	(713) 615-5725
Attention:	Jeffery B. Floyd and Douglas E. McWilliams

if to the Company prior to the Effective Time:

Forest Oil Corporation
707 17th Street
Suite 3600
Denver, Colorado 80202
Telephone:	(303) 812-1461
Facsimile:	(303) 812-1445
Attention:	General Counsel

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
Telephone:	(212) 403-1343
Facsimile:	(212) 403-2343
Attention:	Mark Gordon and David K. Lam

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 7.6 Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THEREOF. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of, or related to, this Agreement or the Transactions, exclusively in the Delaware Court of Chancery, New Castle County, or solely if that court does not have jurisdiction, a federal court sitting in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transactions (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 7.5.

(b) EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

Section 7.7 Actions of the Company. The Non-Stockholder Directors shall be entitled to require the Company to enforce any and all rights of the Company under this Agreement, and any amendment, modification, discharge or waiver of this Agreement by the Company shall only be valid if approved by a majority of the Non-Stockholder Directors.

Section 7.8 Interpretation.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Schedule, Exhibit or Annex, such reference shall be to an Article of, a Section of, a Schedule to, an Exhibit to or Annex to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars, “$” refers to United States dollars and all payments hereunder shall be made in United States dollars by wire transfer in immediately available funds to such account as shall have been specified in writing by the recipient thereof.

(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 7.9 Reincorporation Merger. Concurrently with the consummation of the Reincorporation Merger, the Company shall, and the Stockholders shall cause the Company to, take all actions to cause Delaware Holdco to become a party to this Agreement such that, following such joinder, each agreement or obligation of the Stockholders with reference to the Company, each agreement or obligation of the Company with respect to the Stockholders, and each reference to the Company in Articles I, II, III and VII hereof shall be deemed to be an agreement or obligation of the Stockholders with reference to Delaware Holdco, an agreement or obligation of Delaware Holdco with respect to the Stockholders, or a reference to Delaware Holdco, as applicable.

Section 7.10 Entire Agreement; No Other Representations. This Agreement and the Merger Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

Section 7.11 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the intent and purpose of this Agreement are fulfilled to the extent possible.

Section 7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

SABINE INVESTOR HOLDINGS LLC

By:	/s/ David J. Sambrooks
David J. Sambrooks
Chief Executive Officer

FOREST OIL CORPORATION

By:	/s/ Patrick R. McDonald
Patrick R. McDonald
President

FR XI ONSHORE AIV, LLC

By:	/s/ Michael G. France
Michael G. France
Authorized Person

[Signature Page to Stockholder’s Agreement]